Exhibit 4.22

THIS PRIVATE PLACEMENT SUBSCRIPTION AGREEMENT RELATES TO AN OFFERING OF SECURITIES IN AN OFFSHORE TRANSACTION TO PERSONS WHO ARE NOT U.S. PERSONS (AS DEFINED HEREIN) PURSUANT TO REGULATION S UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”).

NONE OF THE SECURITIES TO WHICH THIS PRIVATE PLACEMENT SUBSCRIPTION AGREEMENT (THE “AGREEMENT”) RELATES HAVE BEEN REGISTERED UNDER THE 1933 ACT, OR ANY U.S. STATE SECURITIES LAWS, AND, UNLESS SO REGISTERED, NONE MAY BE OFFERED OR SOLD, DIRECTLY OR INDIRECTLY, IN THE UNITED STATES OR TO U.S. PERSONS (AS DEFINED HEREIN) EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S UNDER THE 1933 ACT, PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN EACH CASE ONLY IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. IN ADDITION, HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN ACCORDANCE WITH THE 1933 ACT.

PRIVATE PLACEMENT SUBSCRIPTION AGREEMENT
(Subscribers Resident Outside of the United States)

TO:

TOMBSTONE EXPLORATION CORPORATION (the “Company” or “Issuer”)

250 BLAIRGOWRIE PLACE

NANAIMO, B.C. V9T 4P5 CANADA

Purchase of Shares

1.

Subscription

1.1

The undersigned, namely, __________________________________(the “Subscriber” or “Investor”) hereby irrevocably subscribes for and agrees to purchase from the Company, on the basis of the representations and warranties and subject to the terms and conditions set forth herein, _______________ unit(s) (“Unit”) at a price equal to $0.20 per Unit (such subscription and agreement to purchase being the “Subscription”).  A Unit shall consist of one (1) share of common stock (the “Shares”) and one-half (1/2) warrant in the capital of the Company.  The Common Stock Purchase Warrant shall be executed simultaneously herewith.  The definition of the term Shares, as used herein, shall include those shares of common stock to be purchased by the Subscriber and comprising a portion of the Unit(s). The total purchase price shall be $_____________ (the “Subscription Proceeds”).

1.2

Subject to the terms hereof, the Subscription will be effective upon its acceptance by the Company. The Subscriber acknowledges that the offering of the Shares contemplated hereby is part a private placement of Shares having an aggregate subscription level of US$400,000 (the “Offering”). The Offering is not subject to any minimum aggregate subscription level.

2.

Payment

2.1

The Subscription Proceeds must accompany this Subscription and shall be paid by certified check or bank draft drawn on a chartered bank, and made payable and delivered to the Company. Alternatively, the Subscription Proceeds may be wired to the Company to the wiring instructions that are provided in this Subscription Agreement.

2.2

The Subscriber acknowledges and agrees that this Agreement, the Subscription Proceeds and any other documents delivered in connection herewith will be held on behalf of the Company. In the event that this Agreement is not accepted by the Company for whatever reason, which the Company expressly reserves the right to do, within 30 days of the delivery of an executed Agreement by the Subscriber, this Agreement, the Subscription Proceeds (without interest thereon) and any other documents delivered in connection herewith will be returned to the Subscriber at the address of the Subscriber as set forth in this Agreement.

2.3

Where the Subscription Proceeds are paid to the Company, the Company is entitled to treat such Subscription Proceeds as an interest free loan to the Company until such time as the Subscription is accepted and the certificates representing the Shares have been issued to the Subscriber.

3.

Documents Required from Subscriber

3.1

The Subscriber must complete, sign and  return  to  the  Company  an  executed  copy of this Agreement.

3.2

If the Subscriber is a resident of Canada and is an “Accredited Investor”, the Subscriber will complete, sign and return to the Company an executed copy of Exhibit 1 attached.

4.

Closing

4.1

Closing of the Offering (the “Closing”) shall occur on or before the 9th day of June 2008, or on such other date as may be determined by the Company (the “Closing Date”).

4.2

The Company may, at its discretion, elect to close the Offering in one or more closings, in which event the Company may agree with one or more subscribers (including the Subscriber hereunder) to complete delivery of the Shares to such subscriber(s) against payment therefor at any time on or prior to the Closing Date.

5.

Acknowledgements of Subscriber

5.1

The Subscriber acknowledges and agrees that:

(a)

none of the Shares have been registered under the 1933 Act, or under any state securities or “blue sky” laws of any state of the United States, and, unless so registered, may not be offered or sold in the United States or, directly or indirectly, to U.S. Persons, as that term is defined in Regulation S under the 1933 Act (“Regulation S”), except in accordance with the provisions of Regulation S, pursuant to an effective registration statement under the 1933 Act, or pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the 1933 Act and in each case in accordance with applicable state and provincial securities laws;

(b)

the Subscriber acknowledges that the Company has not undertaken, and will have no obligation, to register any of the Shares under the 1933 Act (except as may be set forth herein);

(c)

the decision to execute this Agreement and acquire the Shares hereunder has not been based upon any oral or written representation as to fact or otherwise made by or on behalf of the Company;

(d)

neither the SEC nor any other securities commission or similar regulatory authority has reviewed or passed on the merits of the Shares;

(e)

there is no government or other insurance covering any of the Shares;

(f)

there are risks associated with an investment in the Shares;

(g)

if the Subscriber is a resident of Ontario, the Company has advised the Subscriber that the Company is relying on an exemption from the requirements to provide the Subscriber with a prospectus and to sell the Shares through a person registered to sell securities under the Securities Act (Ontario) (the “Ontario Act”) and, as a consequence of acquiring the Shares pursuant to this exemption, certain protections, rights and remedies provided by the B.C. Act, including statutory rights of rescission or damages, will not be available to the Subscriber;

(h)

the Subscriber has not acquired the Shares as a result of, and will not itself engage in, any “directed selling efforts” (as defined in Regulation S under the 1933 Act) in the United States in respect of the Shares which would include any activities undertaken for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States for the resale of any of the Shares; provided, however, that the Subscriber may sell or otherwise dispose of the Shares pursuant to registration thereof under the 1933 Act and any applicable state and provincial securities laws or under an exemption from such registration requirements;

(i)

the Subscriber and the Subscriber's advisor(s) have had a reasonable opportunity to ask questions of and receive answers from the Company in connection with the distribution of the Shares hereunder, and to obtain additional information, to the extent possessed or obtainable without unreasonable effort or expense, necessary to verify the accuracy of the information about the Company;

(j)

the books and records of the Company were available upon reasonable notice for inspection, subject to certain confidentiality restrictions, by the Subscriber during reasonable business hours at its principal place of business, and all documents, records and books in connection with the distribution of the Shares hereunder have been made available for inspection by the Subscriber, the Subscriber's lawyer and/or advisor(s);

(k)

the Subscriber will indemnify and hold harmless the Company and, where applicable, its directors, officers, employees, agents, advisors and shareholders, from and against any and all loss, liability, claim, damage and expense whatsoever (including, but not limited to, any and all fees, costs and expenses whatsoever reasonably incurred in investigating, preparing or defending against any claim, lawsuit, administrative proceeding or investigation whether commenced or threatened) arising out of or based upon any representation or warranty of the Subscriber contained herein or in any document furnished by the Subscriber to the Company in connection herewith being untrue in any material respect or any breach or failure by the Subscriber to comply with any covenant or agreement made by the Subscriber to the Company in connection therewith;

(l)

the Shares are not listed on any stock exchange or automated dealer quotation system and no representation has been made to the Subscriber that any of the Shares will become listed on any stock exchange or automated dealer quotation system, except that currently market makers make a market for the Company's common shares on the NASD's OTC Bulletin Board;

(m)

in addition to resale restrictions imposed under U.S. securities laws, there are additional restrictions on the Subscriber's ability to resell the Shares under the B.C. Act and Multilateral Instrument 45-102 adopted by the Securities Commissions in Canada;

(n)

the Company will refuse to register any transfer of the Shares not made in accordance with the provisions of Regulation S, pursuant to an effective registration statement under the 1933 Act or pursuant to an available exemption from the registration requirements of the 1933 Act and in accordance with applicable state and provincial securities laws;

(o)

the statutory and regulatory basis for the exemption claimed for the offer of the Shares, although in technical compliance with Regulation S, would not be available if the offering is part of a plan or scheme to evade the registration provisions of the 1933 Act or any applicable state and provincial securities laws;

(p)

the Subscriber has been advised to consult the Subscriber's own legal, tax and other advisors with respect to the merits and risks of an investment in the Shares and with respect to applicable resale restrictions, and it is solely responsible (and the Company is not in any way responsible) for compliance with:

(i)

any applicable laws of the jurisdiction in which the Subscriber is resident in connection with the distribution of the Shares hereunder, and

(ii)

applicable resale restrictions; and

(q)

this Agreement is not enforceable by the Subscriber unless it has been accepted by the Company, and the Subscriber acknowledges and agrees that the Company reserves the right to reject any subscription for any reason.

6.

Representations, Warranties and Covenants

6.1

The Subscriber hereby represents and warrants to and covenants with the Company (which representations, warranties and covenants shall survive the Closing) that:

(a)

the Subscriber has the legal capacity and competence to enter into and execute this Agreement and to take all actions required pursuant hereto and, if the Subscriber is a corporation, it is duly incorporated and validly subsisting under the laws of its jurisdiction of incorporation and all necessary approvals by its directors, shareholders and others have been obtained to authorize execution and performance of this Agreement on behalf of the Subscriber;

(b)

the entering into of this Agreement and the transactions contemplated hereby do not result in the violation of any of the terms and provisions of any law applicable to the Subscriber or of any agreement, written or oral, to which the Subscriber may be a party or by which the Subscriber is or may be bound;

(c)

the Subscriber has duly executed and delivered this Agreement and it constitutes a valid and binding agreement of the Subscriber enforceable against the Subscriber in accordance with its terms;

(d)

if the Subscriber is a resident of Canada, the Subscriber is (check one or more of the following boxes):

(A)

a director, executive officer or control person of the Company or an affiliate of the Company;

(B)

a spouse, parent, grandparent, brother, sister or child of a director, executive officer or control person of the Company or an affiliate of the Company;

(C)

a parent, grandparent, brother, sister or child of the spouse of a director, executive officer or control person of the Company or an affiliate of the Company;

(D)

a close personal friend of a director, executive officer or control person of the Company or an affiliate of the Company;

(E)

a close business associate of a director, executive officer or control person of the Company or an affiliate of the Company;

(F)

a founder of the Company or a spouse, parent, grandparent, brother, sister, child, close personal friend or close business associate of a founder of the Company;

(G)

a parent, grandparent, brother, sister or child of the spouse of a founder of the Company;

(H)

a company, partnership or other entity which a majority of the voting securities are beneficially owned by, or a majority of the directors are, persons or companies as described in paragraphs (A) to (G) above;

(I)

purchasing as principal Shares with an aggregate value of more than CDN$150,000;

(J)

an accredited investor.

(e)

if the Subscriber has checked one or more of boxes B, C, D, E, F, G or H in paragraph 6.1(d) above, the director(s), executive officer(s), control person(s) or founder(s) of the Company with whom the Subscriber has the relationship is:

(Instructions to Subscriber: fill in the name of each director, executive officer, founder and control person which you have the above-mentioned relationship with. If you have checked box H, also indicate which of A to G describes the security holders or directors which qualify you as box H and provide the names of those individuals. Please attach a separate page if necessary).

(f)

If the Subscriber has ticked box J in paragraph 6.1(d)(J) above, the Subscriber acknowledges and agrees that the Company shall not consider the Subscriber's Subscription for acceptance unless the undersigned provides to the Company, along with an executed copy of this Agreement:

(i)

a fully completed and executed Accredited Investor Questionnaire in the form attached as Exhibit 1 hereto; and

(ii)

such other supporting documentation that the Company or its legal counsel may request to establish the Subscriber's qualification as an Accredited Investor;

(g)

the Subscriber is not acquiring the Shares for the account or benefit of, directly or indirectly, any U.S. Person;

(h)

the Subscriber is not a U.S. Person;

(i)

the Subscriber is resident in the jurisdiction set out under the heading “Name and Address of Subscriber” on the signature page of this Agreement;

(j)

the sale of the Shares to the Subscriber as contemplated in this Agreement complies with or is exempt from the applicable securities legislation of the jurisdiction of residence of the Subscriber;

(k)

the Subscriber is acquiring the Shares for investment only and not with a view to resale or distribution and, in particular, it has no intention to distribute either directly or indirectly any of the Shares in the United States or to U.S. Persons;

(l)

the Subscriber is outside the United States when receiving and executing this Agreement and is acquiring the Shares as principal for the Subscriber's own account, for investment purposes only, and not with a view to, or for, resale, distribution or fractionalisation thereof, in whole or in part, and no other person has a direct or indirect beneficial interest in such Shares;

(m)

the Subscriber is not an underwriter of, or dealer in, the common shares of the Company, nor is the Subscriber participating, pursuant to a contractual agreement or otherwise, in the distribution of the Shares;

(n)

the Subscriber (i) is able to fend for him/her/itself in the Subscription; (ii) has such knowledge and experience in business matters as to be capable of evaluating the merits and risks of its prospective investment in the Shares; and (iii) has the ability to bear the economic risks of its prospective investment and can afford the complete loss of such investment;

(o)

the Subscriber acknowledges that the Subscriber has not acquired the Shares as a result of, and will not itself engage in, any “directed selling efforts” (as defined in Regulation S under the 1933 Act) in the United States in respect of the Shares which would include any activities undertaken for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States for the resale of the Shares; provided, however, that the Subscriber may sell or otherwise dispose of the Shares pursuant to registration of the Shares pursuant to the 1933 Act and any applicable state and provincial securities laws or under an exemption from such registration requirements and as otherwise provided herein;

(p)

the Subscriber understands and agrees that none of the Shares have been registered under the 1933 Act, or under any state securities or “blue sky” laws of any state of the United States, and, unless so registered, may not be offered or sold in the United States or, directly or indirectly, to U.S. Persons except in accordance with the provisions of Regulation S, pursuant to an effective registration statement under the 1933 Act, or pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the 1933 Act;

(q)

the Subscriber understands and agrees that offers and sales of any of the Shares prior to the expiration of a period of one year after the date of original issuance of the Shares (the one year period hereinafter referred to as the “Distribution Compliance Period”) shall only be made in compliance with the safe harbor provisions set forth in Regulation S, pursuant to the registration provisions of the 1933 Act or an exemption therefrom, and that all offers and sales after the Distribution Compliance Period shall be made only in compliance with the registration provisions of the 1933 Act or an exemption therefrom and in each case only in accordance with applicable state and provincial securities laws;

(r)

the Subscriber understands and agrees not to engage in any hedging transactions involving any of the Shares unless such transactions are in compliance with the provisions of the 1933 Act and in each case only in accordance with applicable state and provincial securities laws;

(s)

the Subscriber understands and agrees that the Company will refuse to register any transfer of the Shares not made in accordance with the provisions of Regulation S, pursuant to an effective registration statement under the 1933 Act or pursuant to an available exemption from the registration requirements of the 1933 Act;

(t)

the Subscriber is not aware of any advertisement of any of the Shares and is not acquiring the Shares as a result of any form of general solicitation or general advertising including advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or broadcast over radio or television, or any seminar or meeting whose attendees have been invited by general solicitation or general advertising; and

(u)

no person has made to the Subscriber any written or oral representations:

(i)

that any person will resell or repurchase any of the Shares;

(ii)

that any person will refund the purchase price of any of the Shares;

(iii)

as to the future price or value of any of the Shares; or

(iv)

that any of the Shares will be listed and posted for trading on any stock exchange or automated dealer quotation system or that application has been made to list and post any of the Shares of the Company on any stock exchange or automated dealer quotation system.

6.2

The Issuer represents and warrants to the Subscriber that, as of the date of this Subscription and at Closing hereunder:

(a)

the Issuer and its subsidiaries are valid and subsisting corporations duly incorporated and in good standing under the laws of the jurisdictions in which they are incorporated, continued or amalgamated;

(b)

the Issuer has complied, or will comply, with all applicable corporate and securities laws and regulations in connection with the offer, sale and issuance of the Securities,

and in connection therewith has not engaged in any “direct selling efforts,” as such term is defined in Regulation S, or any “general solicitation or general advertising” as described in Regulation D;

(c)

the Issuer and its subsidiaries are the beneficial owners of the properties, business and assets or the interests in the properties, business or assets referred to in all filings by the Issuer with the Securities & Exchange Commission (the “Public Record”) and except as disclosed therein, all agreements by which the Issuer or its subsidiaries holds an interest in a property, business or asset are in good standing according to their terms, and the properties are in good standing under the applicable laws of the jurisdictions in which they are situated;

(d)

no Offering Memorandum has been or will be provided to the Investor;

(e)

the financial statements comprised in the Public Record accurately reflect the financial position of the Issuer as at the date thereof, and no adverse material changes in the financial position of the Issuer have taken place since the date of the Issuer’s last financial statements except as filed in the Public Record;

(f)

the creation, issuance and sale of the Securities by the Issuer does not and will not conflict with and does not and will not result in a breach of any of the terms, conditions or provisions of its constating documents or any agreement or instrument to which the Issuer is a party;

(g)

the Units will, at the time of issue, be duly allotted, validly issued, fully paid and non-assessable and will be free of all liens, charges and encumbrances and the Issuer will reserve sufficient shares in the treasury of the Issuer to enable it to issue the Securities;

(h)

this Subscription when accepted has been duly authorized by all necessary corporate action on the part of the Issuer and, subject to acceptance by the Issuer, constitutes a valid obligation of the Issuer legally binding upon it and enforceable in accordance with its terms;

(i)

neither the Issuer nor any of its subsidiaries is a party to any actions, suits or proceedings which could materially affect its business or financial condition, and to the best of the Issuer’s knowledge no such actions, suits or proceedings have been threatened as at the date hereof, except as disclosed in the Public Record;

(j)

no order ceasing or suspending trading in the securities of the Issuer nor prohibiting sale of such securities has been issued to the Issuer or its directors, officers or promoters and to the best of the Issuer’s knowledge no investigations or proceedings for such purposes are pending or threatened; and

(k)

except as set out in the Public Record or herein, no person has any right, agreement or option, present or future, contingent or absolute, or any right capable of becoming a right, agreement or option for the issue or allotment of any unissued common shares of the Issuer or any other security convertible or exchangeable for any such shares or to require the Issuer to purchase, redeem or otherwise acquire any of the issued or outstanding shares of the Issuer.

6.3

The Issuer hereby covenants with each Investor that it will:

6.3.1.

offer, sell, issue and deliver the Securities pursuant to exemptions from the prospectus filing, registration or qualification requirements of Applicable Securities Laws and otherwise fulfil all legal requirements required to be fulfilled by the Issuer (including without limitation, compliance with all Applicable Securities Laws of the Principal Canadian Jurisdictions) in connection with the Offering;

6.3.2.

use its best efforts to maintain its status as a “reporting issuer” with the SEC;

6.3.3

within the required time, file any documents, reports and information, in the required form, required to be filed by applicable securities laws in connection with this Offering, together with any applicable filing fees and other materials; and

6.3.4

use its best efforts to obtain all necessary approvals for this Offering, to the extent such approvals are required.

7.

Acknowledgement and Waiver

7.1

The Subscriber has acknowledged that the decision to purchase the Shares was solely made on the basis of available information provided to the Subscriber. The Subscriber hereby waives, to the fullest extent permitted by law, any rights of withdrawal, rescission or compensation for damages to which the Subscriber might be entitled in connection with the distribution of the Shares.

8.

Representations and Warranties will be Relied Upon by the Company

8.1

The Subscriber acknowledges that the representations and warranties contained herein and, if applicable, in an Accredited Investor Questionnaire, are made by the undersigned with the intention that they may be relied upon by the Company and its legal counsel in determining the undersigned’s eligibility to acquire the Shares under relevant Legislation. The undersigned further agrees that by accepting delivery of the Shares, the undersigned will be representing and warranting that the foregoing representations and warranties are true and correct as at the time of delivery of such Shares with the same force and effect as if they had been made by the undersigned at such time, and that they shall survive the completion of the transactions contemplated under this Subscription and remain in full force and effect thereafter for the benefit of the Company for a period of one year.

9.

Legending of Subject Securities

9.1

The Subscriber hereby acknowledges that that upon the issuance thereof, and until such time as the same is no longer required under the applicable securities laws and regulations, the certificates representing the Shares will bear a legend in substantially the following form:

“THESE SECURITIES WERE ISSUED IN AN OFFSHORE TRANSACTION TO PERSONS WHO ARE NOT U.S. PERSONS (AS DEFINED HEREIN) PURSUANT TO REGULATION S UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”). ACCORDINGLY, NONE OF THE SECURITIES TO WHICH THIS CERTIFICATE RELATES HAVE BEEN REGISTERED UNDER THE 1933 ACT, OR ANY U.S. STATE SECURITIES LAWS, AND, UNLESS SO REGISTERED, NONE MAY BE OFFERED OR SOLD IN THE UNITED STATES OR, DIRECTLY OR INDIRECTLY, TO U.S. PERSONS (AS DEFINED HEREIN) EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN EACH CASE ONLY IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. IN ADDITION, HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN ACCORDANCE WITH THE 1933 ACT. UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE _______[DATE WHICH IS 4 MONTHS AFTER CLOSING].”

9.2

Subscriber hereby acknowledges and agrees to the Company making a notation on its records or giving instructions to the registrar and transfer agent of the Company in order to implement the restrictions on transfer set forth and described in this Agreement.

9.3

The Subscriber hereby acknowledges and agrees to the Company making a notation on its records or giving instructions to the registrar and transfer agent of the Company in order to implement the restrictions on transfer set forth and described in this Agreement.

9.4

The Company is obligated to register the Shares in any registration statement filed by the Company with the Securities and Exchange Commission after the Closing Date under the Securities Act of 1933, as amended (the “Act”) (other than on Form S-4 or Form S-8 or their then equivalents relating to equity securities to be issued solely in connection with any acquisition of an entity or business or equity securities issuable in connection with stock option or other bona fide, employee benefit plans) (the “Piggyback Registration Rights”). Any costs associated with this piggy back registration shall be paid by the Company.  The Company shall use its best-efforts to register the Shares within 90 days of the Closing Date.

10.

Costs

10.1

The Subscriber acknowledges and agrees that all costs and expenses incurred by the Subscriber (including any fees and disbursements of any special counsel retained by the Subscriber) relating to the purchase of the Shares shall be borne by the Subscriber.

11.

Governing Law

11.1

This Agreement is governed by the laws of the Province of British Columbia. The Subscriber, in its personal or corporate capacity and, if applicable, on behalf of each beneficial purchaser for whom it is acting, irrevocably submits to the jurisdiction of the courts of the Province of British Columbia.

12.

Survival

12.1

This Agreement, including without limitation the representations, warranties and covenants contained herein, shall survive and continue in full force and effect and be binding upon the parties hereto notwithstanding the completion of the purchase of the Shares by the Subscriber pursuant hereto.

13.

Assignment

13.1

This Agreement is not transferable or assignable.

14.

Severability

14.1

The invalidity or unenforceability of any particular provision of this Agreement shall not affect or limit the validity or enforceability of the remaining provisions of this Agreement.

15.

Entire Agreement

15.1

Except as expressly provided in this Agreement and in the agreements, instruments and other documents contemplated or provided for herein, this Agreement contains the entire agreement between the parties with respect to the sale of the Shares and there are no other terms, conditions, representations or warranties, whether expressed, implied, oral or written, by statute or common law, by the Company or by anyone else.

16.

Notices

16.1

All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Subscriber shall be directed to the address on the signature page of this Agreement and notices to the Company shall be directed to it at the address first set forth above, Attention: Alan Brown.

17.

Counterparts and Electronic Means

17.1

This Agreement may be executed in any number of counterparts, each of which, when so executed and delivered, shall constitute an original and all of which together shall constitute one instrument. Delivery of an executed copy of this Agreement by electronic facsimile transmission or other means of electronic communication capable of producing a printed copy will be deemed to be execution and delivery of this Agreement as of the date hereinafter set forth.

18.

Currency

18.1

Unless otherwise provided, all dollar amounts referred to in this Agreement are in lawful money of the United States.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF the Subscriber has duly executed this Agreement as of the date of acceptance by the Company.

DELIVERY AND REGISTRATION INSTRUCTIONS

Delivery - please deliver the Share certificates to:

__________________________________________________________________

__________________________________________________________________

Registration - registration of the certificates which are to be delivered at closing should be made as follows:

__________________________________________________________________
(name)

__________________________________________________________________
(address)

The undersigned hereby acknowledges that he or she will deliver to the Company all such additional completed forms in respect of the Subscriber's purchase of the Shares as may be required for filing with the appropriate securities commissions and regulatory authorities.

__________________________________________________________________
(Name of Subscriber – Please type or print)

__________________________________________________________________
(Signature and, if applicable, Office)

__________________________________________________________________
(Address of Subscriber)

__________________________________________________________________
(City, State, and Zip Code of Subscriber)

__________________________________________________________________
(Country of Subscriber)

__________________________________________________________________
(Fax Number and email address)

A C C E P T A N C E

The above-mentioned Agreement in respect of the Shares is hereby accepted by Tombstone Exploration Corporation.

DATED at _____________________________________, the ________day of __________________, 2008.

Tombstone Exploration Corporation

Per:

                ____________________________________________
                Authorized Signatory

______________________________________________________________________________________

Wire Instructions to Tombstone Exploration Corporation.

______________________________________________________________________________________

EXHIBIT 1

NI 45-106 ACCREDITED INVESTOR QUESTIONNAIRE

All capitalized terms herein, unless otherwise defined, have the meanings ascribed thereto in the Subscription.

The purpose of this Questionnaire is to assure the Company that each Subscriber will meet certain requirements of National Instrument 45-106 (“NI 45-106”). The Company will rely on the information contained in this Questionnaire for the purposes of such determination.

The Subscriber covenants, represents and warrants to the Company that:

1.

the Subscriber has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of the transactions detailed in the Subscription and the Subscriber is able to bear the economic risk of loss arising from such transactions;

2.	the Subscriber satisfies one or more of the categories of “accredited investor” (as that term is defined in NI 45-106) indicated below (please check the appropriate box):

	☐	(a) a Canadian financial institution as defined in National Instrument 14-101, or an authorized foreign bank listed in Schedule III of the Bank Act (Canada);

	☐	(b) the Business Development Bank of Canada incorporated under the Business Development Bank Act (Canada);

☐

(c) a subsidiary of any person referred to in any of the foregoing categories, if the person owns all of the voting securities of the subsidiary, except the voting securities required by law to be owned by directors of that subsidiary;

☐

(d) an individual registered or formerly registered under securities legislation in a jurisdiction of Canada, as a representative of a person or company registered under securities legislation in a jurisdiction of Canada, as an adviser or dealer, other than a limited market dealer registered under the Securities Act (Ontario) or the Securities Act (Newfoundland);

	☐	(e) an individual registered or formerly registered under the securities legislation of a jurisdiction of Canada as a representative of a person referred to in paragraph (d);

	☐	(f) the government of Canada or a province, or any crown corporation or agency of the government of Canada or a province;

☐

(g) a municipality, public board or commission in Canada and a metropolitan community, school board, the Comite de gestion de la taxe scholaire de l’ile de Montreal or an intermunicipal management board in Québec;

	☐	(h) a national, federal, state, provincial, territorial or municipal government of or in any foreign jurisdiction, or any agency thereof;

	☐	(i) a pension fund that is regulated by either the Office of the Superintendent of Financial Institutions (Canada) or a pension commission or similar regulatory authority of a jurisdiction of Canada;

☐

(j) an individual who either alone or with a spouse beneficially owns, directly or indirectly, financial assets (as defined in NI 45-106) having an aggregate realizable value that, before taxes but net of any related liabilities, exceeds CDN$1,000,000;

☐

(k) an individual whose net income before taxes exceeded CDN$200,000 in each of the two more recent calendar years or whose net income before taxes combined with that of a spouse exceeded $300,000 in each of those years and who, in either case, reasonably expects to exceed that net income level in the current calendar year;

☐	(l) an individual who, either alone or with a spouse, has net assets of at least CDN $5,000,000;
☐	(m) a person, other than a person or investment fund, that had net assets of at least CDN$5,000,000 as reflected on its most recently prepared financial statements;
☐

(n) an investment fund that distributes it securities only to persons that are accredited investors at the time of distribution, a person that acquires or acquired a minimum of CDN$150,000 of value in securities, or a person that acquires or acquired securities under Sections 2.18 or 2.19 of NI 45-106;

☐

(o) an investment fund that distributes or has distributed securities under a prospectus in a jurisdiction of Canada for which the regulator or, in Québec, the securities regulatory authority, has issued a receipt;

☐

(p) a trust company or trust corporation registered or authorized to carry on business under the Trust and Loan Companies Act (Canada) or under comparable legislation in a jurisdiction of Canada or a foreign jurisdiction, acting on behalf of a fully managed account managed by the trust company or trust corporation, as the case may be;

☐

(q) a person acting on behalf of a fully managed account managed by that person, if that person (i) is registered or authorized to carry on business as an adviser or the equivalent under the securities legislation of a jurisdiction of Canada or a foreign jurisdiction, and (ii) in Ontario, is purchasing a security that is not a security of an investment fund;

☐

(r) a registered charity under the Income Tax Act (Canada) that, in regard to the trade, has obtained advice from an eligibility advisor or an advisor registered under the securities legislation of the jurisdiction of the registered charity to give advice on the securities being traded;

☐	(s) an entity organized in a foreign jurisdiction that is analogous to any of the entities referred to in paragraphs (a) to (d) or paragraph (i) in form and function;
☐	(t) a person in respect of which all of the owners of interests, direct, indirect or beneficial, except the voting securities required by law are persons or companies that are accredited investors.
☐	(u) an investment funds that is advised by a person registered as an advisor or a person that is exempt from registration as an advisor; or
☐

(v) a person that is recognized or designated by the securities regulatory authority or, except in Ontario and Québec, the regulator as (i) an accredited investor, or (ii) an exempt purchaser in Alberta or British Columbia after this instrument comes into force;

The Subscriber acknowledges and agrees that the Subscriber may be required by the Company to provide such additional documentation as may be reasonably required by the Company and its legal counsel in determining the Subscriber’s eligibility to acquire the Shares under relevant Legislation.

     IN WITNESS WHEREOF, the undersigned has executed this Questionnaire as of the ________ day of  __________________, 2008.

If an Individual:	If a Corporation, Partnership or Other Entity:
____________________________________________ Signature	____________________________________________ Print or Type Name of Entity
____________________________________________ Print or Type Name	____________________________________________ Signature of Authorized Signatory
____________________________________________ Type of Entity

THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR APPLICABLE STATE SECURITIES LAWS.  THE WARRANT MAY NOT BE SOLD, OFFERED FOR SALE, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF UNLESS IT HAS BEEN REGISTERED UNDER THOSE LAWS OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO IT THAT SUCH DISPOSITION IS IN COMPLIANCE WITH THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

Right to Purchase ______________________ Shares of the
Common Stock of Tombstone Exploration Corporation

TOMBSTONE EXPLORATION CORPORATION
Common Stock Purchase Warrant

For good and valuable consideration, the receipt of which is hereby acknowledged, Tombstone Exploration Corporation, a Canadian corporation (the “Company”), hereby grants to ______________________________ (the “Holder”), the right, but not the obligation, to purchase from the Company at any time or from time to time on or before 5:00 p.m., Pacific Standard Time on the Expiration Date, as defined below, ________________________________________ (__________________) fully paid and nonassessable shares of common stock of the Company (the “Common Stock”) at a purchase price per share equal to the Purchase Price, as defined below.  The number of such shares of Common Stock and the Purchase Price are subject to adjustment as provided in this Warrant.  The Expiration Date shall be June 9, 2011.

1.

Exercise of Warrant.

Cash Exercise.  This Warrant may be exercised by the Holder hereof in full or in part at any time or from time to time until the Expiration Date by surrender of this Warrant and the subscription form annexed hereto (duly executed by the Holder), to the Company, and by making payment, in cash or by certified or official bank check payable to the order of the Company, in the amount obtained by multiplying (a) the number of shares of Common Stock designated by the Holder in the subscription form by (b) the Purchase Price then in effect.  On any partial exercise the Company will forthwith issue and deliver to or upon the order of the Holder hereof a modification of this Warrant, providing in the aggregate on the face or faces thereof for the purchase of the number of shares of Common Stock for which such Warrant may still be exercised.

2.

Delivery of Stock Certificates, etc., on Exercise.  As soon as practicable after the exercise of this Warrant, and in any event within three business days thereafter, the Company at its expense (including the payment by it of any applicable issue or stamp taxes) will cause to be issued in the name of and delivered to the Holder hereof a certificate for the number of fully paid and nonassessable shares of Common Stock (or Other Securities) to which the Holder shall be entitled on such exercise, plus, in lieu of any fractional share to which the Holder would otherwise be entitled, cash equal to such fraction multiplied by the then current fair market value (as reasonably determined by the Company) of one full share, together with any other stock or other securities or property (including cash, where applicable) to which the Holder is entitled upon such exercise.  "Other Securities" shall mean any stock (other than Common Stock) and other securities of the Company or any other person (corporate or otherwise) which the Holder at any time shall be entitled to receive, or shall have received, on the exercise of this Warrant, in lieu of or in addition to Common Stock, or which at any time shall be issuable or shall have been issued in exchange for or in replacement of Common Stock or Other Securities pursuant to Sections 3 or 4.

3.

Adjustment.

(a)

Initial Purchase Price; Subsequent Adjustment of Price and Number of Purchasable Shares.  The initial purchase price for shares subject to this Warrant will be $0.40 per share (the “Initial Purchase Price”), and will be adjusted from time to time as provided below.  The Initial Purchase Price or, if such price has been adjusted, the price per share of Common Stock as last adjusted pursuant to the terms hereof is referred to as the “Purchase Price” herein.  Upon each adjustment of the Purchase Price, the Holder will thereafter be entitled to purchase, at the Purchase Price resulting from such adjustment, the number of shares of Common Stock obtained by multiplying the Purchase Price in effect immediately before such adjustment by the number of shares of Common Stock purchasable pursuant to this Warrant immediately before such adjustment and dividing the product by the Purchase Price resulting from such adjustment.

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(b)

Definitions.  For purposes of this Warrant, the following terms shall have the meanings set forth below:

(i)

"Exercise Price" shall mean the price, determined pursuant to this Section 3, at which shares of Common Stock shall be deliverable upon exercise of this Warrant.

(ii)

"Current Exercise Price" shall mean the Exercise Price immediately before the occurrence of any event, which, pursuant to this Section 3, causes an adjustment to the Exercise Price.

(iii)

"Convertible Securities" shall mean any indebtedness or shares of stock convertible into or exchangeable for Common Stock.

(iv)

"Options" shall mean any rights, warrants or options to subscribe for or purchase Common Stock or Convertible Securities, including this Warrant.

(v)

"Common Stock Outstanding" shall mean the aggregate of all Common Stock outstanding and all Common Stock issuable upon exercise of all outstanding Options and conversion of all outstanding Convertible Securities.

(vi)

"Common Stock Equivalents" shall mean Convertible Securities and rights entitling the holder thereof to receive, directly or indirectly, additional shares of Common Stock without the payment of any consideration by such holder for such additional shares of Common Stock or Common Stock Equivalents.

(c)

Adjustments to Exercise Price.  Subject to Section 3(c)(13) below, the Exercise Price in effect from time to time shall be subject to adjustment in certain cases as follows:

(i)

Issuance of Additional Shares of Common Stock.  In case the Company shall at any time after the date of this Warrant issue or sell any Common Stock, Options, Convertible Securities, or Common Stock Equivalents (hereinafter the "Additional Shares of Common Stock") without consideration or for a consideration per share less than the Current Exercise Price, then such Current Exercise Price shall simultaneously with such issuance or sale be adjusted to an Exercise Price (calculated to the nearest cent) determined by multiplying such Current Exercise Price by a fraction,

(a)

the numerator of which shall be (x) the number of shares of Common Stock outstanding at the close of business on the day immediately preceding the date of such issuance or sale, plus (y) the number of shares of Common Stock which the aggregate consideration received (or by the express provisions hereof is deemed to have been received) by the Company for the total number of Additional Shares of Common Stock so issued or sold would purchase at such then Current Exercise Price, and

(b)

the denominator of which shall be the number of shares of Common Stock outstanding at the close of business on the date of such issuance or sale after giving effect to such issuance or sale of Additional Shares of Common Stock.  For the purpose of the calculation described in this Section 3, the number of shares of Common Stock outstanding shall include, in addition to the number of shares of Common Stock actually outstanding, (A) the number of shares of Common Stock issuable upon the exercise of this Warrant if fully exercised on the day immediately preceding the issuance or sale or deemed issuance or sale of Additional Shares of Common Stock, and (B) the number of shares of Common Stock which would be obtained through the exercise or conversion of all Options and Convertible Securities outstanding on the day immediately preceding the issuance or sale or deemed issuance or sale of Additional Shares of Common Stock.

For purposes of this Section 3, the following provisions shall also be applicable:

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(ii)

Cash Consideration.  In case of the issuance or sale of Additional Shares of Common Stock for cash, the consideration received by the Company therefor shall be deemed to be the amount of cash received by the Company for such shares.

(iii)

Non-Cash Consideration.  In case of the issuance (otherwise than upon conversion or exchange of Convertible Securities) or sale of Additional Shares of Common Stock for consideration other than cash or for consideration a part of which shall be other than cash, the fair value shall be determined reasonably and in good faith by the consent or vote of the Board of Directors of the Company.

(iv)

Options and Convertible Securities.  In case the Company shall in any manner issue or grant any Options or any Convertible Securities, the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon conversion or exchange of the total maximum amount of such Convertible Securities at the time such Convertible Securities first become convertible or exchangeable shall (as of the date of issue or grant of such Options or, in the case of the issue or sale of Convertible Securities other than where the same are issuable upon the exercise of Options, as of the date of such issue or sale) be deemed to be issued and to be outstanding for the purpose of this Section 3 and to have been issued for the sum of the amount (if any) paid for such Options or Convertible Securities and the amount (if any) payable or upon conversion or exchange of such Convertible Securities at the time such Convertible Securities first become convertible or exchangeable; provided, however, that, subject to the provisions of Section 3(c)(5), no further adjustment of the Current Exercise Price shall be made upon the actual issuance of any such Common Stock or Convertible Securities or upon the conversion or exchange of any such Convertible Securities.

(v)

Change in Conversion Rate.  If the rate at which any Convertible Securities referred to in Section 3(c)(4) are convertible into or exchangeable for shares of Common Stock shall change at any time (other than under or by reason of provisions designed to protect against dilution), the Current Exercise Price in effect at the time of such event shall forthwith be readjusted to the Exercise Price that would have been in effect at such time had such Convertible Securities still outstanding provided for such changed purchase price, additional consideration or conversion rate, as the case may be, at the time same were initially granted, issued or sold.  If the additional consideration (if any) payable upon the conversion or exchange of any Convertible Securities referred to in Section 3(c)(4), or the rate at which any Convertible Securities referred to in Section 3(c)(4) are convertible into or exchangeable for shares of Common Stock, shall be reduced at any time under or by reason of provisions with respect thereto designed to protect against dilution, then in case of the delivery of shares of Common Stock upon conversion or exchange of any such Convertible Securities, the Exercise Price then in effect hereunder shall, upon issuance of such shares of Common Stock, be adjusted to such amount as would have been obtained had such Convertible Securities never been issued and had adjustments been made only upon the issuance of the shares of Common Stock delivered as aforesaid and for the consideration actually received for such Convertible Securities and the Common Stock.

(vi)

Termination of Option or Conversion Rights.  Upon the termination or expiration of any right to purchase Common Stock under any Option or of any right to convert or exchange Convertible Securities, the Current Exercise Price shall, upon such termination, be changed to the Exercise Price that would have been in effect at the time of such expiration or termination had such Option or Convertible Securities, to the extent outstanding immediately prior to such expiration or termination, never been issued, and the shares of Common Stock issuable thereunder shall no longer be deemed to be Common Stock Outstanding.

(vii)

Stock Splits; Dividends; Distributions and Combinations.  If the Company shall at any time or from time to time after the date of this Warrant fix a record date for the effectuation of a split or subdivision of the outstanding shares of Common Stock or the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock or Common Stock Equivalents, then, following such record date (or the date of such dividend, distribution, split or subdivision if no record date is fixed), the Exercise Price shall be appropriately decreased so that the number of shares of Common Stock issuable on exercise of this Warrant shall be increased in proportion to such increase in the number of outstanding shares of Common Stock (including for this purpose, Common Stock Equivalents).  If the number of shares of Common Stock outstanding at any time after the date of this Warrant is decreased by a combination of the outstanding shares of Common Stock, then, following the record date of such combination, the Exercise Price shall be appropriately increased so that the number of shares of Common Stock issuable upon exercise of this Warrant shall be decreased in proportion to such decrease in the number of outstanding shares of Common Stock.

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(viii)

Other Dividends.  If the Company shall declare a distribution payable in securities of other companies, evidence of indebtedness issued by the Company or other companies, assets (excluding cash dividends) or options or rights not referred to in Section 3(c)(4), then, in each such case for the purpose of this subsection 3, the holder of this Warrant shall be entitled to receive, without the payment of any additional consideration, a proportionate share of any such distribution as though it were the holder of the number of shares of Common Stock of the Company issuable upon the exercise of this Warrant as of the record date fixed for the determination of the holders of Common Stock of the Company entitled to receive such distribution.

(ix)

Recapitalizations.  If at any time or from time to time there shall be a recapitalization of the Common Stock (other than a subdivision, combination or merger, sale of the voting stock of the Company or a sale of assets transaction provided for elsewhere in this Section 3), provision shall be made so that the holder of this Warrant shall thereafter be entitled to receive upon exercise of this Warrant the number of shares of stock or other securities or property of the Company or otherwise, to which a holder of Common Stock deliverable upon such exercise would have been entitled on such recapitalization.  In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 3 with respect to the rights of the holder of this Warrant after the recapitalization to the end that the provisions of this Section 3 (including adjustment of the Exercise Price then in effect and the number of shares purchasable upon exercise of this Warrant) shall be applicable after that event as nearly equivalent as may be practicable.

(x)

Successive Changes.  The above provisions of this Section 3 shall similarly apply to successive issuances, sales, dividends or other distributions, subdivisions and combinations on or of the Common Stock after the date of this Warrant.

(xi)

Other Events Altering Exercise Price.  Upon the occurrence of any event not specifically described in this Section 3(c) as reducing the Exercise Price that, in the reasonable exercise of the business judgment of the Board of Directors of the Company reached in good faith, requires, on equitable principles, the reduction of the Exercise Price, the Exercise Price will be so equitably reduced.

(xii)

No Impairment.  The Company will not, by amendment of its Certificate of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Section 3 and in the taking of all such action as may be necessary or appropriate in order to protect the exercise rights of the holder of this Warrant against impairment.

(xiii)

Excluded Events.  Notwithstanding any other provision in this Section 3(c) which is inconsistent with or contrary to the terms of this Paragraph 13, the Exercise Price shall not be adjusted by virtue of (a) the issuance of capital stock to employees, consultants, officers or directors of the Company pursuant to stock purchase or stock option plans or agreements approved by the Board (and not exceeding 20% of the Company's Common Stock Outstanding), (b) the issuance of securities in connection with acquisition transactions, (c) the issuance of securities to financial institutions, suppliers or lessors in connection with commercial credit arrangements, equipment financings or similar transactions, (d) exercise of this Warrant, or (e) the repurchase of Common Stock shares from the Company's employees, consultants, advisors, service providers, officers or Directors at such person's cost (or at such other price as may be agreed to by the Company's Board of Directors).

(xiv)

Certificate as to Adjustments.  Upon the occurrence of each adjustment or readjustment of the Exercise Price pursuant to this Section 3, the Company, at its expense and upon request by the holder of this Warrant, shall compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to the holder of this Warrant a certificate setting forth such adjustment or readjustment and showing in reasonable detail the facts upon which such adjustment or readjustment is based.  The Company shall, upon the written request at any time of the holder of this Warrant, furnish or cause to be furnished to such holder a like certificate setting forth (a) such adjustment and readjustment, (b) the Current Exercise Price, and (c) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the exercise of this Warrant.

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4.

Further Assurances.  The Company will take all action that may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of stock, free from all taxes, liens and charges with respect to the issue thereof, on the exercise of all or any portion of this Warrant from time to time outstanding.

5.

Notices of Record Date, etc.

In the event of:

(a)

any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend on, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, or

(b)

any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company or any transfer of all or substantially all of the assets of the Company to or the sale, consolidation or merger of the Company with, to or into any other person, or

(c)

any voluntary or involuntary dissolution, liquidation or winding-up of the Company;

then and in each such event the Company will mail or cause to be mailed to the Holder, at least 20 days prior to such record date, a notice specifying (i) the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, (ii) the date on which any such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding up is to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock (or Other Securities) shall be entitled to exchange their shares of Common Stock (or Other Securities) for securities or other property deliverable on such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding-up, and (iii) the amount and character of any stock or other securities, or rights or options with respect thereto, proposed to be issued or granted, the date of such proposed issue or grant and the persons or class of persons to whom such proposed issue or grant is to be offered or made.  Such notice shall also state that the action in question or the record date is subject to the effectiveness of a registration statement under the Securities Act of 1933, as amended (the “Securities Act”), or a favorable vote of stockholders if either is required.  Such notice shall be mailed at least 20 days prior to the date specified in such notice on which any such action is to be taken or the record date, whichever is earlier.

6.

Reservation of Stock, etc., Issuable on Exercise of Warrants.  The Company will at all times reserve and keep available out of its authorized but unissued shares of capital stock, solely for issuance and delivery on the exercise of this Warrant, a sufficient number of shares of Common Stock (or Other Securities) to effect the full exercise of this Warrant and the exercise, conversion or exchange of any other warrant or security of the Company exercisable for, convertible into, exchangeable for or otherwise entitling the Holder to acquire shares of Common Stock (or Other Securities), and if at any time the number of authorized but unissued shares of Common Stock (or Other Securities) shall not be sufficient to effect such exercise, conversion or exchange, the Company shall take such action as may be necessary to increase its authorized but unissued shares of Common Stock (or Other Securities) to such number as shall be sufficient for such purposes.

7.

Transfer of Warrant.  This Warrant may only be transferred in compliance with applicable law.

8.

No Rights as a Shareholder.  This Warrant shall not entitle the Holder hereof to any voting rights or other rights as a shareholder of the Company.

9.

Notices.  Any notices and other communications required or permitted under this Warrant shall be effective if in writing and delivered personally or sent by telecopier, major overnight courier service or registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

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If to Holder:	___________________________________________ ___________________________________________ Facsimile: ____________________________
If to the Company:	Tombstone Exploration Corporation c/o SteadyLaw Group, LLP 501 W. Broadway, Suite 800 San Diego, California 92101 Facsimile (619) 330-1888

Unless otherwise specified herein, such notices or other communications shall be deemed effective (a) on the date delivered, if delivered personally, (b) one business days after being sent, if sent by a major overnight courier service such as Federal Express or DHL, (c) one business day after being sent, if sent by telecopier with confirmation of good transmission and receipt, and (d) seven business days after being sent, if sent by registered or certified mail, postage prepaid.  Each of the parties hereto shall be entitled to specify another address by giving notice as aforesaid to the other.

10.

Securities Laws.  By acceptance of this Warrant, the Holder represents to the Company that this Warrant is being acquired for the Holder’s own account and for the purpose of investment and not with a view to, or for sale in connection with, the distribution thereof, nor with any present intention of distributing or selling the Warrant or the Common Stock issuable upon exercise of the Warrant.  The Holder acknowledges and agrees that this Warrant and the Common Stock issuable upon exercise of this Warrant (if any) have not been (and at the time of acquisition by the Holder, will not have been or will not be) registered under the Securities Act or under the securities laws of any state, in reliance upon certain exemptive provisions of such statutes.  The Holder further recognizes and acknowledges that because this Warrant and the Common Stock issuable upon exercise of this Warrant are unregistered, they may not be eligible for resale, and may only be resold in the future pursuant to an effective registration statement under the Securities Act and any applicable state securities laws, or pursuant to a valid exemption from such registration requirements.

11.

Legend.  Unless theretofore registered for resale under the Securities Act, each certificate for shares issued upon exercise of this Warrant shall bear the following or a similar legend:

The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended, or any applicable state securities laws.  The securities have been acquired for investment and may not be resold, transferred or assigned in the absence of an effective registration statement for the securities under the Securities Act of 1933, as amended, or an opinion of counsel acceptable to the Company that such disposition is in compliance with the Securities Act and any applicable state securities laws.

12.

Miscellaneous.  This Warrant and any terms hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought.  This Warrant shall be governed by and construed in accordance with the laws of the State of California; provided, however, that if any California law or laws require or permit the application of the laws of any other jurisdiction to this Warrant, such California law or laws shall be disregarded with the effect that the remaining laws of the State of California shall nonetheless apply.  The headings in this Warrant are for purposes of reference only and shall not limit or otherwise affect any of the terms hereof.  The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed on its behalf by one of its officers thereunto duly authorized.

Dated:  May ___, 2008

TOMBSTONE EXPLORATION CORPORATION

By:

_______________________________

Alan M. Brown, President

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FORM OF EXERCISE

TOMBSTONE EXPLORATION CORPORATION

(To be signed only on exercise of Warrant)

TO:

TOMBSTONE EXPLORATION CORPORATION

A.

The undersigned Holder of the attached original, executed Warrant hereby elects to exercise its purchase right under such Warrant with respect to shares of Common Stock, as defined in the Warrant, of Tombstone Exploration Corporation, a Canadian corporation (the “Company”).

B.

The undersigned Holder is hereby paying the aggregate purchase price for such shares of Common Stock (the “Exercise Shares”) (i) by the enclosed certified or official bank check payable in United States dollars to the order of the Company in the amount of $___________, or (ii) by wire transfer of United States funds to the account of the Company in the amount of $______________, which transfer has been made before or simultaneously with the delivery of this Form of Exercise; or (iii) by electing to exercise the attached Warrant for __________ of the shares purchasable under the Warrant pursuant to the net exercise provisions of Section 1(b) of the Warrant.

C.

Please issue a stock certificate or certificates representing the appropriate number of shares of Common Stock in the name of the undersigned Holder.

___________________________________________

By:

____________________________________

Its:

____________________________________

Dated:

____________________________________

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